Exhibit 10.1

AMENDMENT TO ADVISORY SERVICES AGREEMENT
This AMENDMENT TO ADVISORY SERVICES AGREEMENT (this “Amendment”) is entered into and effective as of May 5, 2026 by and between Element Solutions Inc (the “Company”) and Mariposa Capital, LLC, a Delaware limited liability company (“Consultant”).
WHEREAS, the Company and Consultant are parties to that certain Advisory Services Agreement dated as of October 31, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Services Agreement”) pursuant to which the Company has received from Consultant, and Consultant has provided to the Company, the Services (as defined in the Services Agreement) pursuant to the terms and conditions set forth therein;
WHEREAS, each of the Company and Consultant desires to amend the Services Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:
1.Amendment of Section 1(c).
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(a)Section 1(c) of the Services Agreement is deleted in its entirety and the following language shall replace Section 1(c):
The new term of the Agreement shall commence on the date hereof and shall terminate on May 5, 2029 (the “Term”). The Term shall be automatically renewed for successive one-year terms (each, a “Renewal Term”) at the current annual fee amount unless either party notifies the other party in writing of its intention not to renew the Services Agreement no later than 90 days prior to the expiration of the Term or the Renewal Term, as the case may be.
2.Miscellaneous.
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(a)Except as provided herein, all of the terms and conditions contained in the Services Agreement shall remain unchanged and in full force and effect.
(b)This Amendment is made pursuant to and in accordance with the terms and conditions of the Services Agreement.
(c)All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Services Agreement.
(d)This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the date first above written.

COMPANY: ELEMENT SOLUTIONS INC By: /s/ Benjamin Gliklich Name: Benjamin Gliklich Title: Chief Executive Officer
CONSULTANT: MARIPOSA CAPITAL, LLC By: /s/ Desire DeStefano Name: Desire DeStefano Title: Chief Financial Officer

[Signature Page to Amendment]